  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2015, the Nominating and Corporate Governance Committee and the Board of Directors (the "Board") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") determined to increase the size of the Board from three directors to five directors. Also on February 4, 2015, the Nominating and Corporate Governance Committee and the Board appointed Michael J. Escalante as a member of the Board and appointed Samuel Tang as an independent director member of the Board, as well as a member of the Nominating and Corporate Governance Committee and a member and Chairman of the Audit Committee. The Board has reviewed Mr. Tang's background and qualifications and has deemed him to be an "audit committee financial expert," as such term is defined by the rules and regulations of the Securities and Exchange Commission.
On February 4, 2015, in connection with the appointment of Mr. Tang to the Board and the Audit Committee, Timothy J. Rohner, an independent director, member and Chairman of the Audit Committee, and member of the Nominating and Corporate Governance Committee, resigned from his position as Chairman of the Audit Committee in order for the Board to elect Mr. Tang as the new Chairman. Mr. Rohner remains an independent director and member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Rohner's decision to resign as Chairman of the Audit Committee did not involve any disagreement with the Registrant, the Registrant's management, or the Board.
From 2008 to the present, Mr. Tang has been a managing partner of TriGuard Management LLC, an entity which he co-founded and which acquires private equity fund-of-funds in the secondary market and serves as a platform for other private equity investment businesses.  From 2004 to the present, he has also been a co-founder and Managing Partner of Montauk TriGuard Management Inc., where he has had various responsibilities including sourcing, analyzing, structuring, and closing the acquisition of private equity funds in the secondary market.  He was also previously Managing Partner at The Shidler Group, a specialized private equity firm focused on finance, insurance and real estate companies. In addition to extensive experience in private equity and investing, Mr. Tang previously served as a CPA, and received a B.S. in Accounting from the University of Southern California and an M.B.A. in Finance from the University of California, Los Angeles.
Mr. Escalante is the Registrant's President, and has held this position since the Registrant's formation in 2013. Mr. Escalante also serves as President of the Registrant's advisor and as Vice President and Chief Investment Officer for Griffin Capital Essential Asset REIT, Inc., a publicly-registered non-traded REIT. In addition, since June 2006, Mr. Escalante has served as the Chief Investment Officer of the Registrant's sponsor, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in Commerce from Santa Clara University.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: February 5, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary